Exhibit 99.1

VSE CORPORATION ANNOUNCES STRATEGIC ACTIONS TO EXPAND AVIATION AFTERMARKET AND ENHANCE GROWTH AND PROFITABILITY

Enters into a Definitive Agreement to Acquire Turbine Controls Inc., Enhancing VSE Aviation’s OEM Authorized Repair Capabilities and Further Increasing its Competency in the High-Growth Aviation MRO Market

Completes the Divestiture of Substantially All of the Federal & Defense Segment

Initiates a Process to Explore and Evaluate Strategic Alternatives Involving the Fleet Segment

Pre-Announces Preliminary Fourth Quarter and Full-Year 2023 Financial Results and Provides Update on Full-Year 2024 Guidance

ALEXANDRIA, Va., February 29, 2024 - VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announces three significant strategic actions to transform its portfolio and strengthen its position in the Aviation aftermarket. The Company is also announcing preliminary fourth quarter and full year 2023 financial results and providing an update on full year 2024 guidance. The Company plans to provide additional details and updates during its upcoming earnings call on March 7, 2024.

MANAGEMENT COMMENTARY
“Today marks another important milestone in the execution of VSE’s transformation,” said John Cuomo, President and CEO of VSE Corporation. “We completed the divestiture of substantially all of the Federal and Defense segment assets, announced a strategic review of our Fleet segment, and entered into a definitive agreement to acquire a market-leading highly technical OEM centric Aviation MRO business. These actions reaffirm our commitment to simplify our business and go-to-market strategy, as we solidify our position as a leading provider of Aviation aftermarket distribution and repair services.”

Mr. Cuomo continued, “I am proud to announce the agreement to acquire Turbine Controls, Inc. (“TCI”). Their strong reputation as an MRO leader, along with their commitment to quality and OEM partnership is uniquely aligned with VSE’s operating and strategic model. TCI has a long history of serving as a critical OEM partner to the major commercial engine and accessory OEMs. Their diverse repair capabilities across engine components and airframe accessories, serving commercial, military, and business and general aviation markets, will allow us to broaden our OEM Authorized MRO capabilities, expand into new markets, and serve new customers. We are excited to welcome the TCI team to the VSE Aviation family and look forward to building on their history of success as a specialized, highly technical MRO market leader.”

Mr. Cuomo concluded, “An ongoing objective of VSE is to drive long-term value for our stakeholders, which includes continuously evaluating our portfolio to ensure we are best positioned to execute on our strategic objectives, and strengthen our balance sheet. We believe an evaluation of strategic alternatives for our Fleet segment is a prudent approach at this time. Throughout this process, we will continue to fully support the growth of our business, our outstanding employees, and our customer and supplier partners.”

ACQUISITION OF TURBINE CONTROLS, INC.
VSE announced today that it has signed a definitive agreement to acquire Turbine Controls, Inc., a leading provider of aftermarket maintenance, repair and overhaul (“MRO”) support services for complex engine components, as well as engine and airframe accessories, across commercial and military applications. TCI has a strong presence across a large installed base of engine platforms, including several key next-generation platforms. Operating from their MRO centers of excellence in Connecticut and Florida, TCI’s offering of jet engine component and accessory repair services includes rotating and static engine components; reduction, transfer and accessory gearboxes; and pneumatic, hydraulic, fuel and oil accessories. TCI’s 45-year history of customer excellence and strong original equipment manufacturer (“OEM”)-focused repair approach aligns with VSE’s OEM-partner focused strategy. VSE will acquire TCI for a total consideration of approximately $120 million, comprising $110 million in cash and $10 million of common shares of the Company, subject to working capital adjustments. The acquisition is expected to close in the second quarter of 2024, subject to customary closing conditions.

FEDERAL AND DEFENSE DIVESTITURE UPDATE
VSE also announced today that the Company has completed the sale of substantially all of its Federal and Defense segment (“FDS”) operating assets. The FDS divestitures were completed in two transactions with two buyers for a total cash consideration of $44.0 million, which included $10.0 million of estimated net working capital adjustments (subject to post-closing adjustments). Associated with the sale of the FDS assets, VSE will cease use of the one remaining non-core FDS facility and complete all transition work by the second quarter of 2024. Concurrent with the sale and to reduce expenses and consolidate its operating footprint, VSE will reposition its Alexandria, VA headquarters facility and relocate its corporate headquarters later in 2024.

REVIEW OF STRATEGIC ALTERNATIVES FOR THE FLEET SEGMENT
VSE has initiated a process to explore and evaluate strategic alternatives involving the Company’s Fleet segment with a view to enhance shareholder value (the “Strategic Process”). The Strategic Process could include, among other alternatives, a possible sale of the Fleet segment. The Company has not set a definitive timetable for the completion of the Strategic Process, and there can be no assurances that the process will result in a transaction. Any potential strategic alternative will be evaluated by the Board of Directors. The Company does not intend to discuss developments with respect to the evaluation process unless a transaction is approved, or disclosure becomes appropriate. Jefferies LLC has been engaged as the financial advisor in connection with this Strategic Process.

PRELIMINARY FOURTH QUARTER AND FULL YEAR 2023 RESULTS(1)

	4Q'23 (Preliminary - unaudited)	FY'23 (Preliminary - unaudited)
Revenue	~$235 million	~$860 million
GAAP Net Income	~$13 million	~$43 million
GAAP EPS (Diluted)	~$0.82	~$3.04
Adjusted EBITDA(2)	~$31 million	~$114 million
Adjusted EPS(2)	~$0.85	~$3.31
Free Cash Flow(2)	~$20 million	~$(40) million

(1) From continuing operations
(2) Non-GAAP measures, see additional information at the end of this release regarding non-GAAP financial measures

FULL YEAR 2024 GUIDANCE(3)
VSE estimates full year 2024 revenue growth and Adjusted EBITDA margin guidance for its Aviation segment. The guidance is as follows:
•Aviation segment full year 2024 revenue growth of 24% to 28%, as compared to the prior year.
•Aviation segment Adjusted EBITDA margin expected to be between 15% and 16%.

(3) VSE plans to update full year 2024 revenue growth and Adjusted EBITDA margin guidance in the second quarter after completing the acquisition of TCI.

VSE estimates its full year 2024 revenue growth and Adjusted EBITDA margin guidance for its Fleet segment. The new guidance is as follows:
•Fleet segment full year 2024 revenue growth of 13% to 17%, as compared to the prior year.
•Fleet segment Adjusted EBITDA growth of 8% to 12%, as compared to the prior year.

ADVISORS
Jones Day served as legal counsel to VSE Corporation for all reported transactions.

Jefferies LLC served as exclusive financial advisor to VSE Corporation for the Federal and Defense divestitures.
RBC Capital Markets, LLC served as exclusive financial advisor to Turbine Controls, Inc.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. These forward-looking statements include, without limitation, the Company’s preliminary 2023 results, financial guidance for 2024 and the anticipated benefits the acquisition of Turbine Controls, the disposition of the Federal and Defense business and the strategic review with respect to the Fleet business. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the closing of our books for the fiscal year, our ability to execute on our strategic plan and realize the anticipated benefits of the acquisition of Turbine Controls, the disposition of the Federal and Defense business and the strategic review with respect to the Fleet business, and the other risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

PRELIMINARY RESULTS

Our actual operating results remain subject to the completion of our year-end closing process, which includes review by management and our audit committee. While carrying out such procedures, we may identify items that would require us to make adjustments to the preliminary estimates of our operating results set forth herein. As a result, our actual operating results could be outside of the ranges set forth herein and such differences could be material. The preliminary estimates of our financial results included herein have been prepared by, and are the responsibility of, our management. our independent registered public accountants have not completed their audit with respect to such preliminary estimates of our operating results. The information presented herein should not be considered a substitute for the financial information we file with the SEC in our Annual Report on Form 10-K for the year-ended December 31, 2023.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this release also contains non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures is included in the supplemental schedules attached.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Free cash flow represents operating cash flow less capital expenditures.

The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

NON-GAAP FINANCIAL INFORMATION
Reconciliation of Approximate Adjusted Net Income and Approximate Adjusted EPS to Approximate Net Income

	Three months ended December 31,		For the years ended December 31,
($ in millions - unaudited)	2023	2022	2023	2022
Net income from continuing operations	$12.8	$7.9	$43.2	$26.7
Adjustments to net income from continuing operations:
Non-recurring professional fees	—	—	0.3	—
Debt issuance costs	0.2	—	0.4	—
Acquisition, integration and restructuring costs	0.6	0.5	4.4	1.3
Russia/Ukraine conflict (2)	—	—	—	2.3
	13.6	8.4	48.3	30.3
Tax impact of adjusted items	(0.2)	(0.1)	(1.3)	(0.9)
Adjusted net income from continuing operations	$13.4	$8.3	$47.0	$29.4
Weighted average dilutive shares	15.8	12.9	14.2	12.8
Adjusted EPS (Diluted)	$0.85	$0.64	$3.31	$2.30

(2) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Reconciliation of Approximate Consolidated EBITDA and Approximate Adjusted EBITDA to Approximate Net Income

	Three months ended December 31,		For the years ended December 31,
($ in millions - unaudited)	2023	2022	2023	2022
Net income from continuing operations	$12.8	$7.9	$43.2	$26.7
Interest expense	9.3	5.6	31.1	17.9
Income taxes	3.2	2.4	13.8	9.1
Amortization of intangible assets	3.6	3.8	14.4	15.7
Depreciation and amortization	1.9	1.3	6.7	5.3
EBITDA	30.8	21.0	109.2	74.7
Non-recurring professional fees	—	—	0.3	—
Acquisition, integration and restructuring costs	0.6	0.5	4.4	1.3
Russia/Ukraine conflict (1)	—	—	—	2.3
Adjusted EBITDA	$31.4	$21.5	$113.9	$78.3

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Reconciliation of Operating Cash to Free Cash Flow

	Three months ended December 31,		For the years ended December 31,
($ in millions - unaudited)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$27.9	$12.3	$(21.8)	$8.1
Capital expenditures	(7.9)	(3.8)	(18.7)	(11.2)
Free cash flow	$20.1	$8.5	$(40.5)	$(3.1)
CONFERENCE CALL

A conference call will be held Thursday, March 7, 2024 at 8:30 A.M. EST to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(844) 826-3035
International Live:	(412) 317-5195
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1654757&tp_key=69cc389df7

To listen to a replay of the teleconference through March 21, 2024:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	10186239

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com